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                                                                  EXHIBIT 10.34


                         CONSTRUCTION ESCROW AGREEMENT

         THIS CONSTRUCTION ESCROW AGREEMENT (this "Escrow Agreement") is made and entered into as of this ____ day of ______, 1996, by and among ARMOR HOLDINGS, INC. and ARMOR HOLDINGS PROPERTIES, INC., a Delaware corporation, whose address is 191 Nassau Place Road, Fernandina Beach, Florida 32034 and GB INVESTMENT & COMPANY, INC. ("GB"), whose address is 1350 Tradeport Drive, Suite 101, Jacksonville, Florida 32218, and KENT, RIDGE & CRAWFORD ("Escrow Agent"), whose address is 225 Water Street, Suite 900, Jacksonville, Florida 32202.

                          W I T N E S S E T H : That,

         WHEREAS, Armor Holdings Properties, Inc., is the owner and holder of the real property described on Exhibit "A" hereto (the "Property");

         WHEREAS, Armor Holdings Properties, Inc., and its parent corporation, Armor Holdings, Inc. (hereinafter referred to jointly and severally as "Armor") and GB have entered into that certain Agreement Between Owner and Construction Manager dated October ___, 1996, (the "Construction Management Agreement"), wherein GB has agreed to act as Construction Manager for the construction by Armor of an office and manufacturing facility consisting of approximately 72,086 sq. ft. of manufacturing, distribution and office space to be located on the Property at 13386 International Parkway, Jacksonville, Florida 32218, as more particularly described in the Construction Management Agreement (the "Project");

         WHEREAS, GB, in its capacity as Construction Manager and on owner's behalf, has entered into that certain Standard Form of Agreement Between Owner/Construction Manager and Contractor, dated October ___, 1996 (the "Construction Contract"), with Mastec Design Build, Inc., as contractor (the "Contractor"), for construction of the Project;

         WHEREAS, to provide a source of funds for payment of the cost of construction of the Project as set forth in the Construction Management Agreement and the Construction Contract and to induce the issuance on behalf of Contractor of a payment and performance bond with respect to the Project, Armor has agreed to escrow the funds required for payment of the guaranteed maximum price for construction of the Project pursuant to the Construction Contract and any other costs or fees required by the Construction Management Agreement;

         NOW, THEREFORE, in consideration of the foregoing and $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Armor, GB and Escrow Agent do hereby agree as follows:


         I. Armor has this day deposited with Escrow Agent the sum of $1,000,000.00 (the "Escrow Amount") for construction of the Project pursuant to the Construction Contract and payment of the fees due under the Construction Management Agreement. Escrow Agent hereby




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acknowledges receipt of the Escrow Amount and of a true and correct copy of the
Construction Management Agreement and the Construction Contract. Escrow Agent shall deposit the Escrow Amount into an interest bearing escrow account at Barnett Bank of Jacksonville, N. A. All interest or income earned on the Escrow Amount shall be the property of Armor, but shall be retained in escrow for the term of this Escrow Agreement. All interest earned on such deposit shall be attributed for tax purposes as income to Armor whose Tax Identification Number is ___________________. From time to time, as requested by Construction Manager and upon satisfaction of the Draw Procedures as set forth in paragraphs 4 and 5 hereof, and all other terms and conditions of this Agreement, Escrow Agent shall pay to Construction Manager for disbursement in accordance with the terms of Construction Management Agreement and the Construction Contract, the costs and expenses due to Mastec Design Build, its subcontractor's agents and materialmen, and all other fees or costs payable under the Construction Management Agreement or the Construction Contract.

         II. Return of Balance of Escrow Amount. After completion of the Project and payment to GB of all sums due under the Construction Management Agreement and the Construction Contract, to the extent there remains any portion of the Escrow Amount or accrued interest thereon which has not previously been disbursed pursuant to this Agreement, such remaining portion shall be paid to Armor.

         III. Disbursement Procedures. Whenever GB shall request any disbursement from Escrow Agent for payment of an amount due under the Construction Management Agreement or the Construction Contract, GB shall send copies of such request, and of all supporting documentation required by the Draw Procedures (as hereafter defined) to Armor at the address set forth below. Unless Armor shall notify Escrow Agent in writing that it objects to the payment of the draw request within seven (7) business days after receipt of such request, or unless Armor pays the draw request directly to GB from Armor's separate funds and provides evidence of such direct payment to Escrow Agent, Escrow Agent shall make such disbursement to GB for application by GB in accordance with the terms of the Construction Management Agreement and the Construction Contract within eight (8) business days after the draw request. Armor agrees that it shall not unreasonably object to the payment of a draw request for which GB has complied with all the Draw Procedures as set forth herein.

         IV. Draw Procedures. Upon the satisfaction of the following conditions and requirements (which, together with the requirements set forth in paragraph 5 shall be referred to herein as the "Draw Procedures"), as of the time of any draw request from GB, Escrow Agent shall disburse to GB from the Escrow Amount the sum requested by the draw request, V.for application by GB in the manner required by the Construction Management Agreement and the Construction
Contract:

                  (a) Each draw request shall be submitted to GB by Contractor on AIA forms, together with such supporting evidence as is required by the Construction Contract. GB


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         shall deliver to Escrow Agent (with a copy to Armor), a copy of such draw request, together with the supporting documentation required herein or by the Construction Contract with a letter from GB stating that GB has reviewed and approved the draw request as required by the terms of the Construction Management Agreement. The draw request shall be executed by the Architect to certify: (i) that the construction of the Project theretofore completed has been performed in accordance with the applicable plans and specifications;
         (ii) the amount of work that has been theretofore completed for each item for which a draw request has been submitted; and (iii) the remaining amount estimated to be incurred to complete each item of the improvements as set forth in the Construction Contract.

                  (b) GB shall deliver to Escrow Agent (with a copy to Armor) a waiver of lien rights through the date of the draw request from the Contractor and from all subcontractors in connection with the portion of Project which theretofore has been constructed.

                  (c) GB shall deliver to Escrow Agent (with a copy to Armor) a title check down from Commonwealth Land Title Insurance Company showing that no liens have been filed against the Property pursuant to the Notice of Commencement to be recorded with respect to the Project.

                  (d) Escrow Agent shall make disbursements no more frequently than once a month and each draw request shall be submitted to Escrow Agent at least eight (8) business days prior to the date of the requested advance.

         V. Draw Procedures for Final Advance. In addition to the matters set forth in paragraph 4, the final advance of the sum required under the Construction Contract for payment of completion of construction of the Project shall be subject to GB submitting to Escrow Agent (with a copy to Armor) all the documents or information required for the final advance as set forth in the Construction Contract including the following:

                  (a) A certificate from the Architect that the improvements have been substantially completed in accordance with the plans and specifications;

                  (b) A certificate from GB setting forth the total construction costs;

                  (c) Evidence that the Project has passed its final inspection by the governmental authority having jurisdiction;

                  (d) Contractor's Final Affidavit evidencing amount required for payment of all remaining sums due to Contractor, release by Contractor of all liens, and releases of lien


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          by each subcontractor who has given Armor statutory Notice to
          Owner under Chapter 713 of Florida Statutes; and

                  (e) A final check down from Commonwealth Land Title Insurance Company, evidencing that no liens have been recorded against the Property as a result of construction of the Project.

         VI. Exculpation of Escrow Agent. In performing its duties hereunder, Escrow Agent, except for its wilful default or breach of trust, shall not incur any liability to anyone for any loss or damage resulting from any good faith act or forbearance of Escrow Agent, any default, error, action, or omission of any party other than Escrow Agent, the lack of authenticity of any writing delivered to Escrow Agent or of any signature thereto, or the lack of authority of the signatory to such writing. Escrow Agent's compliance with all attachments, writs, orders, judgments, or other legal process issued out of any court, Escrow Agent's assertion or failure to assert any cause of action or defense in any judicial or administrative proceeding, or any loss or damage which arises after the Escrow Amount has been disbursed in accordance with the terms of this Escrow Agreement.

         VII. Disputes. In the event of a dispute between GB and Armor, sufficient in the sole discretion of Escrow Agent to justify it doing so, Escrow Agent shall be entitled to tender the Escrow Amount into the registry of any court of competent jurisdiction, together with such legal pleadings as it may deem appropriate and thereon be discharged from all further duties and responsibilities under this Escrow Agreement. Any such legal action shall be brought in a court of competent jurisdiction in Duval County, Florida. GB acknowledges that Escrow Agent also represents Armor and agrees that Escrow Agent shall not be disqualified from continuing to represent Armor in any dispute arising hereunder or in connection with construction of the Project, by virtue of having acted as Escrow Agent hereunder. Provided, however, that if Escrow Agent becomes aware of any dispute, Escrow Agent shall notify both GB and Armor in writing of the dispute. Escrow Agent shall agree not to interplead funds into the Registry of the Court until the earlier of sixty
(60) days from the date of Escrow Agent's notice to the parties involved in the dispute or until such time as either of the parties so notified files suit. It is agreed that the nonprevailing party in any such suit shall pay the costs and reasonable attorney's fees incurred by the prevailing party and the Escrow Agent.

         VIII. Indemnity of Escrow Agent. GB and Armor hereby indemnify and hold harmless Escrow Agent against and all losses, claims, damages, liabilities, and expenses, including, without limitation, reasonable costs of investigation and legal counsel fees which may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties hereunder, including without limitation, any litigation arising from this Escrow
Agreement or involving the subject matter hereof.



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         IX. Notices. Whenever any notice is required or permitted
hereunder, such notice shall be in writing and shall be (1) sent via Federal Express or other overnight courier delivery service which requires signature of the receiving party upon delivery; or (2) sent by telephone facsimile, with the originals sent the same day by overnight courier as set forth above. A notice sent pursuant to this paragraph in the manner set forth above shall be deemed to be received by the party to whom it is addressed on the next business day after deposit with an overnight courier for next day delivery, or on the date sent by telephone facsimile for which the sending party has a confirmation of completion of the facsimile transmission.

         X. Binding Agreement. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs and their respective successors and assigns.

         XI. Governing Law. This Escrow Agreement shall be governed by and shall be construed in accordance with the laws of the State of Florida.

         XII. Attorney's Fees. In the event of any litigation with respect to this Agreement, the prevailing party shall be entitled to collect its reasonable attorneys' fees and costs from the non-prevailing party.

         XIII. Rights of Third Parties. All conditions of this Agreement are imposed solely and exclusively for the benefit of the parties and their successors and assigns, and no other person shall have standing to require satisfaction of such conditions or be entitled to assume that Escrow Agent will make disbursements in the absence of strict compliance with any or all thereof, and no other person shall, under any circumstances, be deemed to be a beneficiary of this Agreement.

         XIV. Minimum Escrow Amount. The guaranteed maximum amount payable by Armor for construction of the Project is $2,841,510.00, subject to any change orders hereafter approved by Armor. When draw requests are made by GB, the sum requested may be paid by Armor directly to GB from Armor's separate funds, but if payment has not been made directly to GB by Armor from separate funds within five (5) business days after delivery of the draw request to Escrow Agent (with a copy to Armor), such draw request shall be paid to GB from the Escrow Amount by Escrow Agent, provided all other conditions of payment hereunder have been satisfied. Armor agrees that it shall at all times during the term of this Escrow Agreement maintain on deposit with Escrow Agent an Escrow Amount which is not less than the Minimum Escrow Amount. The "Minimum Escrow Amount" shall be the lesser of (i) $1,000,000.00 or (ii) the remaining cost necessary to complete the construction of the Project. In the event the amount held by Escrow Agent under this Agreement is reduced below the Minimum Escrow Amount by payment of draw requests for any other reason, Armor shall promptly make such additional escrow deposits with Escrow Agent to be held and disbursed under the terms of the Agreement as are necessary to restore the amount held by Escrow Agent at least to the Minimum Escrow Amount. Escrow Agent shall certify to Armor and to GB on request by either party from time



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to time the amount then held in escrow pursuant to this Agreement. In the event
Armor shall fail to maintain the Minimum Escrow Amount in escrow, and such failure continues for more than three (3) business days after written notice to Armor, such failure shall constitute a default by Armor hereunder and under the Construction Management Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement on the day and year first above written.

                                ARMOR HOLDINGS, INC.


                                By: ______________________________

                                    Print: _______________________

                                    Its: _________________________


                                ARMOR HOLDINGS PROPERTIES, INC.


                                By: _______________________________

                                     Print: _______________________

                                     Its: _________________________


                                         "ARMOR"


                                GB INVESTMENT & COMPANY, INC.


                                By: ________________________________
                                         Bobby L. Beavers
                                         Vice President

                                         "GB"


                                KENT, RIDGE & CRAWFORD

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                                By:_________________________________


                                     Print: ________________________

                                         "ESCROW AGENT"



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